Exhibit 3.17

AMENDMENT AND RESTATEMENT

OF

ARTICLES OF INCORPORATION

OF

SHERIDAN ACQUISITIONS, INC.

Sheridan Acquisitions, Inc. (the “Corporation”) desires to amend and restate its Articles of Incorporation (sometimes referred to herein as the “Charter”). This instrument amends and restates Articles of Incorporation of Sheridan Acquisitions, Inc. originally executed on August 29, 1994 and received and approved by the State of Maryland Department of Assessments and Taxation on August 30, 1994.

FIRST:  I, J. M. Dryden Hall, Jr., whose post office address is 700 One Center Plaza, 120 West Fayette Street, Baltimore, Maryland 21201, being at least eighteen (l8) years of age, hereby form a corporation under and by virtue of the Maryland General Corporation Law of the State of Maryland (hereinafter, the “Maryland General Corporation Law” or “MGCL”).

SECOND:  The name of the corporation (which is hereinafter called the “Corporation”) is:

UNITED LITHO, INC.

THIRD:  The purposes for which the Corporation is formed are:

(1)           To own and operate properties that enable one to engage in the graphic arts process; and

(2)           To do anything permitted by Section 2-103 of the MGCL, as amended from time to time.

FOURTH:  The post office address of the principal office of the Corporation in this State is 700 One Center Plaza, 120 West Fayette Street, Baltimore, Maryland 21201.  The name and post office address of the Resident Agent in this State is J. M. Dryden Hall, Jr., Esquire, Hall & Schwartz, 700 One Center Plaza, 120 West Fayette Street, Baltimore, Maryland 21201.  Said Resident Agent is an individual actually residing in this State.

FIFTH:  The total number of shares of capital stock which the Corporation has authority to issue is Five Thousand (5,000) shares of common stock without par value.

SIXTH:  The number of Directors of the Corporation shall be Two (2) which number may be increased pursuant to the By-Laws of the Corporation, but shall never be less than three, provided that:

(1)           If there is no stock outstanding, the number of directors may be less than three but not less than one; and

(2)           If there is stock outstanding and so long as there are less than three stockholders, the number of directors may be less than three but not less than the number of stockholders.

The names of the directors, who shall act until the first annual meeting and until any successors are duly chosen and qualified, are J. M. Dryden Hall, Jr., Esquire and R. Champlin Sheridan.

SEVENTH:  The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders.

(l)            The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized.

(2)           The Board of Directors may classify or reclassify any unissued shares by fixing or altering in any one or more respects, from time to time before issuance of such shares, the preferences, conversion or other rights, voting powers, restrictions and qualifications of, the dividends on, the times and prices of redemption of, and the conversion rights of, such shares.

(3)           The Corporation reserves the right to amend its Charter so that such amendment may alter the contract rights, as expressly set forth in the Charter, of any outstanding stock, and any objecting stockholder whose rights may or shall be thereby substantially adversely affected shall not be entitled to demand and receive payment of the face value of his stock.

(4)           With respect to:

(a)                  the amendment of the Charter of the Corporation;

(b)                 the consolidation of the Corporation with one or more corporations to form a new consolidated corporation;

(c)                  the merger of the Corporation into another corporation or the merger of one or more other corporations into the Corporation;

(d)                 the sale, lease, exchange or other transfer of all, or substantially all of the property and assets of the Corporation, including its goodwill and franchise;

(e)                  the participation by the Corporation in a share exchange (as defined in the MGCL) as the Corporation the stock of which is to be acquired; and

(f)                  the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation;

such action shall be effective and valid if taken or approved by an affirmative vote of a majority of the shares entitled to be cast thereon, after due authorization and/or approval and/or advice of such action by the Board of Directors as required by law, notwithstanding any provision of law requiring any action to be taken or authorized other than as provided in this Article SEVENTH, paragraph (4).

The enumeration and definition of a particular power of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other article of the Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the MGCL of the State of Maryland now or hereafter in force.

EIGHTH:  Except as may otherwise be provided by the Board of Directors, no holder of any shares of the stock of the Corporation shall have any pre-emptive right to purchase, subscribe for, or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase or otherwise acquire such shares.

NINTH:  (l)                   As used in this Article NINTH, any word or words that are defined in Section 2-4l8 of the MGCL (the “Indemnification Section”) as amended from time to time, shall have the same meaning as provided in the Indemnification Section.

(2)                  The Corporation shall indemnify a present or former director or officer of the Corporation in connection with a proceeding to the fullest extent permitted by and in accordance with the Indemnification Section and the liability of the Corporation’s directors and officers to the Corporation and its stockholders shall be limited to the fullest extent permitted by Section 2-405.1 of the MGCL, as amended from time to time.

(3)                  With respect to any corporate representative other than a present or former director or officer, the Corporation may indemnify such corporate representative in connection with a proceeding to the fullest extent permitted by and in accordance with the Indemnification Section; provided, however, that to the extent a corporate representative other than a present or former director or officer successfully defends on the merits or otherwise any proceeding referred to in subsections (b) or (c) of the Indemnification Section or any claim, issue or matter raised in such proceeding, the Corporation shall not indemnify such corporate representative other than a present or former officer under the Indemnification Section unless and until it shall have been determined and authorized in the specific case by (i) an affirmative vote at a duly constituted meeting or a majority of the Board of Directors who were not parties to the proceeding; or, (ii) an affirmative vote, at a duly constituted meeting of a majority of all the votes taken by stockholders who were not parties to the proceeding, that indemnification of such corporate representative other than a present or former director or officer is proper in the circumstances.

This Amendment and Restatement of the Articles of Incorporation of Sheridan Acquisitions, Inc. was submitted to and unanimously approved by: first, all directors of the Corporation acting informally pursuant to Section 2-408(c) MGCL; and secondly, by the sole stockholder of the Corporation acting informally pursuant to Section 2-505 MGCL.

IN WITNESS WHEREOF, this Amendment and Restatement of the Articles of Incorporation of Sheridan Acquisitions, Inc. has been duly authorized and executed as of October 31, 1994.

ATTEST:	SHERIDAN ACQUISITIONS, INC.

/s/ J.M. Dryden Hall, Jr.	By:	/s/ R. Champlin Sheridan
J.M. Dryden Hall, Jr., Secretary		R. Champlin Sheridan, Chairman

IN WITNESS WHEREOF, this Amendment and Restatement of the Articles of Incorporation of Sheridan Acquisitions, Inc. has been duly authorized, acknowledged and executed by R. Champlin Sheridan, Chairman of the Corporation, as his act and deed on behalf of the Corporation, that, to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects and that this acknowledgment is made under the penalty of perjury as of this 31st day of October, 1994.

ATTEST:	SHERIDAN ACQUISITIONS, INC.

/s/ J.M. Dryden Hall, Jr.	By:	/s/ R. Champlin Sheridan
J.M. Dryden Hall, Jr., Secretary		R. Champlin Sheridan, Chairman